Exhibit 99.3

Reminder: Tim Hortons Inc. Third Quarter Earnings Results and

Conference Call

OAKVILLE, Ontario (November 7, 2008)—Tim Hortons Inc. (NYSE/TSX: THI) today announced its third quarter earnings results and conference call.

A conference call discussing the results will begin at 10:30 am Eastern Time. Investors and the public may participate in the conference call by:

Phone: The dial-in number is (416) 641-6707 or 1-888-633-8490. No access code is required. A replay of the call will be available until midnight, November 14, 2008 and can be accessed by calling (416) 626-4100 or 1-800-558-5253. The reservation number for the replay of the call is 21395961.

Simultaneous Web Cast: A simultaneous web cast of the call and presentation slides will be available at www.timhortons-invest.com under the Events and Presentations tab. An archived audio web cast and copy of the presentation slides will be available under this tab for a period of twelve months.

CONTACTS:

INVESTORS: Scott Bonikowsky: (905) 339-6186 or investor_relations@timhortons.com

MEDIA: Rachel Douglas: (905) 339-6277 or douglas_rachel@timhortons.com